                                                                    EXHIBIT 11.1

                                   LYCOS, INC.

Computation of Shares Used in Computing Basic and Diluted Net Income (Loss) Per Share

                                   (Unaudited)

                   (In thousands, except per share amounts)


                                                  Three Months Ended                Nine Months Ended
                                                       April 30,                        April 30,
                                           ---------------------------------   -----------------------------
                                                 2000             1999             2000            1999
                                           ----------------- ---------------   --------------  -------------
   Common stock, beginning of period.......       108,864            89,587          98,506           79,810
   Weighted average common shares
      issued during the period, net........         1,085               223           5,587            8,855
   Common stock options and warrants using
     the treasury stock method.............         6,295                --           5,665               --
                                           ----------------- -----------------------------------------------
                                                  116,244            89,810         109,758           88,665
                                           ================= ===============================================

Net income (loss)..........................    $  122,410        $  (13,229)       $ 60,495         $(30,668)
                                           ================= ===============================================

Basic net income (loss) per share..........    $     1.11        $    (0.15)       $   0.58         $  (0.35)
                                           ================= ===============================================

Diluted net income (loss) per share........    $     1.05        $    (0.15)       $   0.55         $  (0.35)
                                           ================= ===============================================

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